UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

February 20, 2014

(Date of earliest event reported)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

On February 19, 2014, Breitling Energy Corporation (the “Company”) entered into an agreement (the “Farmout Agreement”) with Steller Energy and Investment Corporation (“Steller”). Steller had previously entered into an agreement with Clayton Williams Energy, Inc. for the exploration and development of approximately 3,680 acres located in Sterling County, Texas and the Farmout Agreement provides for the Company to perform the obligations of Steller under that existing agreement.

Under the Farmout Agreement, the Company will earn a 100% working interest in each well that the Company drills, along with surrounding acreage. If the Company elects to drill at least eight wells, the Company will retain the interest in the entire acreage.

The acreage is located in northwestern Sterling County in an area with multiple pay zones. Wells drilled on or adjacent to this block have produced from the Lower Wolfcamp Lime, the Canyon Sand, the Mississippian Chert and Lime, the Fusselman Lime, the Montoya Lime, and the Ellenburger Dolomite. Using improved exploration and exploitation methods, the farmout offers the opportunity to develop significant oil and gas reserves with low to moderate risk.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Exhibit

99.1	Press Release issued February 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

February 20, 2014

	By:	/s/ Chris Faulkner
	Name:	Chris Faulkner
	Title:	President and Chief Executive Officer

Exhibit Index

No.	Exhibit

99.1	Press Release issued February 20, 2014.